Exhibit 99(i)

Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2024

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2024.

Revenues from Operations for the three months ended July 31, 2024 were $5,490,296 compared to revenues of $5,405,506 in the comparable 2023 three-month period, while revenues from Operations for the twelve months ended July 31, 2024 were $21,593,264 compared to revenues from Operations of $22,576,455 in the comparable 2023 twelve-month period.

Net loss for the three months ended July 31, 2024 was $(31,085), or $(.02) per share, compared to net loss of $(148,059), or $(.07) per share, in the comparable 2023 three-month period.

Net loss for the twelve months ended July 31, 2024 was $(406,568), or $(.20) per share, compared to net loss of $(82,964), or $(.04) per share, in the comparable 2023 twelve-month period.

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Dated:	October 23, 2024